As filed with the Securities and Exchange Commission on April 24, 2002.

                                         Registration Statement No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)

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             DELAWARE                                    25-1799439
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                      Identification No.)


4311 Jamboree Road, Newport Beach, California               92660-3095
 (Address of Principal Executive Offices)                   (Zip Code)

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                 Conexant Systems, Inc. Retirement Savings Plan
                            (Full title of the plan)

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                            DENNIS E. O'REILLY, ESQ.
              Senior Vice President, General Counsel and Secretary
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                     (Name and address of agent for service)

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                                 (949) 483-4600
          (Telephone number, including area code, of agent for service)

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                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

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                         Calculation of Registration Fee

======================================= =================== ========================== ============================ ================
                                            Amount to be         Proposed maximum       Proposed maximum aggregate      Amount of
   Title of securities to be registered     registered (1)     offering price per unit       offering price (2)        registration
                                                                         (2)                                                fee
--------------------------------------- ------------------- -------------------------- ---------------------------- ----------------
Common Stock, par value $1 per share
(including the associated Preferred
Share Purchase Rights) (3)...........    1,275,000 shares           $11.37                   $14,496,750               $1,333.70
-------------------------------------- ------------------- -------------------------- ---------------------------- ----------------

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's common stock as may become issuable as a result of any stock splits, stock dividends or similar events.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock on April 23, 2002, as reported on The Nasdaq Stock Market, Inc. National Market System.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
                                ----------------
     Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant and an indeterminate amount of interests under the plan previously registered under the Registrant's Registration Statements on Form S-8 (Registration Nos. 333-68755 and 333-73142).

                                EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 (Registration Nos. 333-68755 and 333-73142) filed by Conexant Systems, Inc. (the "Company") on December 11, 1998 and November 9, 2001, respectively, relating to the Conexant Systems, Inc. Retirement Savings Plan (the "Salaried Savings Plan"), except as expressly modified herein.

On March 15, 2002, the Board of Directors of the Company adopted resolutions authorizing the registration under the Securities Act of 1933, as amended, of an additional 1,275,000 shares of Common Stock of the Company and an indeterminate amount of plan interests for delivery under the Salaried Savings Plan. This Registration Statement registers such 1,275,000 additional shares of Common Stock and an indeterminate amount of plan interests.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 11-K of the Conexant Systems, Inc. Retirement Savings Plan for the year ended September 30, 2001;

         (b) Annual Report on Form 10-K of Conexant Systems, Inc. (the "Company") for the year ended September 30, 2001 (including the portions of the Proxy Statement for the Company's 2002 Annual Meeting of Shareowners that are incorporated therein by reference);

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001;

         (d) The Company's Current Reports on Form 8-K filed December 19, 2001, March 1, 2002 and March 15, 2002; and

         (e)      The description of the Company's Common Stock contained in
                  Item 11 of the Company's Registration Statement on Form 10, as amended (File No. 000-24923), dated December 1, 1998, as amended by Part II, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

         All documents subsequently filed by the Company and the Conexant Systems, Inc. Retirement Savings Plan, as amended, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.  Exhibits.

4.1      Restated Certificate of Incorporation of the Company, filed as Exhibit
         3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.

4.2 Amended By-Laws of the Company, filed as Exhibit 3-a-3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, is incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4.1 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.4.2 First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5 Conexant Systems, Inc. Retirement Savings Plan, filed as Exhibit 4.5 to the Company's Registration Statement on Form S-8 (Registration No. 333-73142), is incorporated herein by reference.

5.1 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

5.2 Determination letter, dated December 13, 2000, from the Internal Revenue Service with respect to the qualification of the Conexant Systems, Inc. Retirement Savings Plan under Section 401 of the Internal Revenue Code, filed as Exhibit 5.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-73142), is incorporated herein by reference.

23.1     Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5.1 to this Registration Statement.

23.3     Consent of Chadbourne & Parke LLP.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company's Registration Statement on Form S-8 (Registration No. 333-86838), is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 24th day of April, 2002.

                                       CONEXANT SYSTEMS, INC.

                                       By   /s/ Dennis E. O'Reilly
                                         --------------------------------------
                                         (Dennis E. O'Reilly, Senior Vice
                                          President, General Counsel and
                                          Secretary)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 24th day of April, 2002 by the following persons in the capacities indicated:

                      Signature                                                     Title
                      ---------                                                     -----
                  DWIGHT W. DECKER*                         Chairman of the Board and Chief Executive Officer
                                                                (principal executive officer) and Director

                  DONALD R. BEALL*                                                 Director

                RICHARD M. BRESSLER*                                               Director

                 RALPH J. CICERONE*                                                Director

                 HOSSEIN ESLAMBOLCHI*                                              Director

                  F. CRAIG FARRILL*                                                Director

                BALAKRISHNAN S. IYER*                       Senior Vice President and Chief Financial Officer
                                                                (principal financial officer) and Director

                   JERRE L. STEAD*                                                 Director

                  J. SCOTT BLOUIN*                          Senior Vice President, Chief Accounting Officer
                                                              and Controller (principal accounting officer)


   *By      /s/ Dennis E. O'Reilly
      -----------------------------------------
      (Dennis E. O'Reilly, Attorney-in-fact)**


         ** By authority of the power of attorney filed as Exhibit 24 to this Registration Statement.

         THE SAVINGS PLAN. Pursuant to the requirements of the Securities Act of 1933, the Salaried Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 24th day of April, 2002.


                                        CONEXANT SYSTEMS, INC.
                                        RETIREMENT SAVINGS PLAN



                                        By    /s/ Bradley W. Yates
                                          --------------------------------------
                                          (Bradley W. Yates, Plan Administrator)

                                  EXHIBIT INDEX
                                                                          Page
                                                                          ----
5.1 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1     Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5.1 to this Registration Statement.

23.3     Consent of Chadbourne & Parke LLP.